As filed with the Securities and Exchange Commission on June 27, 2025

Registration No. 333-287559

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	90-0746568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employee Identification No.)

6565 E. Washington Blvd.

Commerce, CA 90040

(323) 888-9999

(Address of principal executive offices, including zip code)

Xiaohua Lu

Chief Executive Officer

6565 E. Washington Blvd.

Commerce, CA 90040

Tel: (323) 888-9999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 27, 2025

PRELIMINARY PROSPECTUS

Up to $8,000,000 of Common Stock

up to $19,200,000 shares of Common Stock underlying the Warrants

Each Share of Common Stock and Two Warrants are Sold Together, Issued Separately

We are offering on a reasonable best efforts basis (i) up to 13,793,103 of shares (the “Offering Shares”) of our common stock, par value $0.001 (the “Common Stock”) and (ii) up to 27,586,206 warrants (the “Warrants”) to purchase our Common Stock (including shares of Common Stock underlying warrants) for gross proceeds of up to approximately $8.0 million. For illustration purpose only and assuming an offering price for each Offering Share (the “Offering Price”) is $0.58, which is 50% of the last reported closing price of our Common Stock on the NASDAQ Stock Market (“Nasdaq”) on May 15, 2025. The shares of Common Stock and two Warrants must be purchased together in this offering but will be issued separately. Each Warrant will grant the holder the right to acquire one (1) share of Common Stock at an exercise price that equals to 120% of the Offering Price and will be exercisable until the fifth anniversary of the issuance date, subject to certain adjustment. The final public offering price will be determined through negotiation between us and the Placement Agent (as defined below) in the offering, may be at a discount to the current market price, and the recent market price used throughout this prospectus may not be indicative of the actual offering price.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NVFY”. On May 15, 2025, the closing trading price for our common stock, as reported on Nasdaq, was US$1.16 per share. The Warrants offered hereby are not listed on any stock exchange or any trading system, and we do not expect a market for the Warrants to develop.

We have retained American Trust Investment Services, Inc., LLC to act as our exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number of dollar amount of securities. The Placement Agent is arranging for the sale of Common Stock and accompanying Warrants offered in this prospectus on a “best-efforts” basis and such Common Stock and accompanying underlying Warrants are not being offered on a firm commitment by the Placement Agent. We will deliver all securities to be issued in connection with this offering delivery versus payment or receipt versus payment, as the case may be, upon receipt of investor funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We are a “smaller reporting company” as defined in the federal securities laws and are subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being a Smaller Reporting Company.”

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 9 of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated herein by reference before you make your decision to invest in our securities.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per share of Common Stock	Total
Aggregate Offering price(1)	$0.58	$8,000,000
Placement Agent commissions(2)	$0.04	$560,000
Proceeds to us, before expenses	$0.49	$7,440,000

(1)	For illustration purpose only and assuming an offering price of $0.58 per share, based on the closing price of our Common Stock of US$1.16 on May 15, 2025, and maximum offering amount of approximately $8,000,000.

(2)	We have agreed to pay the Placement Agent a commission equal to 7% of the gross proceeds sold in this offering. We have also agreed to provide the Placement Agent a non-accountable expense allowance equal to 1% of the gross proceeds of this offering and out-of-pocket expenses up to a maximum amount of $150,000. See “Plan of Distribution”.

We expect to deliver the securities against payment in U.S. dollars in New York, NY on or about      , 2025, with respect to Common Stock and accompanying Warrants sold at the closing.

American Trust Investment Services, Inc.

PROSPECTUS DATED ___________________, 2025

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ABOUT THIS PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or incorporated by reference herein is current only as of its date.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Although we are responsible for all of the disclosures contained in this prospectus and we believe the market and industry data included in this prospectus is reliable, we have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. The market and industry data and forecasts included in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. While we are not aware of any misstatements regarding the market and industry data and forecasts presented in this prospectus, such data and forecasts involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings entitled “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025 entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other reports we filed with the SEC which are incorporated herein by reference and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Certain Defined Terms and Conventions

Unless otherwise indicated, references in this prospectus to:

●	“shares” and “common shares” are to shares of our Common Stock, par value $0.001 per share.

●	“US$” and “U.S. dollars” are to the legal currency of the United States.

●	“we,” “us,” “our,” refer to Nova LifeStyle, Inc. a Nevada corporation, and its subsidiaries.

●	“2024 Annual Report” refer to our annual report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this document and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this document or incorporated by reference herein and other statements made from time to time by us or our representatives might not occur.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this prospectus describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire prospectus, including the information incorporated by reference herein, carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in our 2024 Annual Report, before making an investment decision. This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus and the information incorporated herein by reference are the property of their respective owners.

Our Company

Nova LifeStyle, Inc. (“Nova LifeStyle” or the “Company”) is a U.S.-headquartered innovative designer and marketer of contemporary styled residential and commercial furniture formerly known as Stevens Resources, Inc. We were incorporated in the State of Nevada on September 9, 2009. The Company’s products are marketed through wholesale and retail channels as well as various online platforms worldwide.

Nova LifeStyle’s family of brands includes Nova LifeStyle, Diamond Sofa (www.diamondsofa.com) and Nova Living.

Our business strength lies in our abilities to quickly adapt to changing market demand and stay ahead of the latest trends in modern furniture designs. Our customers principally consist of designers, distributors and retailers who cater to mid-level and high-end private label home furnishings that have little product overlap within our specific furnishings products or product lines. Nova LifeStyle is constantly seeking to integrate new sources of distribution and manufacturing that are aligned with our growth strategies, allowing us to continually focus on growing our customer base as well as driving the expansion of our overall distribution and manufacturing relationships worldwide, providing our customers with trendy furnishing solutions.

We generate the majority of our sales as a branding and marketing company with vertically integrated third-party manufacturing capabilities for global furniture distributors and large national retailers. We have established long term relationships with our worldwide customers by providing them with high quality, large scale and cost-effective sourcing solutions. Our worldwide logistics and delivery capabilities provide our customers with the flexibility to select from our extensive furniture collections tailored for their respective needs. Our experience marketing products to international customers have enabled us to fully integrate the supply scale, product delivery logistics, marketing efficiency and design expertise to address customer demand from established markets in the North America, Central America, South America, Asia, and the Middle East.

Our History

We are a U.S. holding company that operates through several wholly-owned subsidiaries. We design and market residential and commercial furniture products worldwide. Our subsidiaries include Nova Furniture Limited in the British Virgin Islands (“Nova Furniture”), Nova Furniture Limited in Samoa (“Nova Samoa”), Diamond Bar Outdoors, Inc. (“Diamond Bar”), I Design Blockchain Technology, Inc (“i Design”), Nova Living (M) SDN. BHD. (“Nova Malaysia”) and Nova Living (HK) Group Limited (“Nova HK”). Diamond Bar is a California corporation organized on June 15, 2000, which we acquired pursuant to a stock purchase agreement on August 31, 2011. On April 24, 2013, we acquired all of the outstanding stock of Bright Swallow International Group Limited (“Bright Swallow”).

On September 23, 2016, Nova Furniture, a wholly-owned subsidiary of the Company (the “Seller”), entered into a Share Transfer Agreement (the “Agreement”) with Kuka Design Limited, an unrelated company incorporated in British Virgin Islands (“Kuka Design BVI” or “Buyer”). Pursuant to the terms of the Agreement, the Seller sold all of the outstanding equity interests in Nova Furniture (Dongguan) Co., Ltd. (“Nova Dongguan”), a company incorporated in China and a wholly owned subsidiary of the Seller, to the Buyer for a total of $8,500,000 (the “Transaction”). Upon consummation of the Transaction on October 25, 2016, the Buyer became the sole owner of Nova Dongguan.

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On November 10, 2016, Nova Furniture entered into a Trademark Assignment Agreement with Kuka Design BVI (“Assignee”). Pursuant to the terms of the Trademark Assignment Agreement, Nova Furniture assigned the Assignee its full right to, and title in, the NOVA trademark in China for $6,000,000.

On December 7, 2017, Nova LifeStyle, Inc. incorporated i Design under the laws of the State of California, USA. The purpose of i Design is to build our own blockchain technology team. This new company will focus on application of blockchain technology in the furniture industry, including encouraging and facilitating interactions among designers and customers, and building blockchain-powered platform that enables designers to showcase their products including current and future furniture designs. This company is in a planning stage and has had minimum operations to date.

On December 12, 2019, Nova LifeStyle, Inc. acquired Nova Malaysia which was incorporated in Malaysia on July 26, 2019. Nova Malaysia was acquired to market and sell high-end physiotherapeutic jade mats for use in therapy clinics, hospitality, and real estate projects in Malaysia and other regions in Southeast Asia.

On January 7, 2020, the Company transferred its entire interest in Bright Swallow to Y-Tone (Worldwide) Limited an unrelated third party, for cash consideration of $2.50 million, pursuant to a formal agreement entered into on January 7, 2020. We received the payment on May 11, 2020. Operations of Bright Swallow were reported as discontinued operations in the accompanying consolidated financial statements for all periods presented.

Nova Furniture Macao Commercial Offshore Limited (“Nova Macao”) was organized under the laws of Macao on May 20, 2006 as a wholly owned subsidiary of Nova Furniture. On October 14, 2020, the Macao Trade and Investment Promotion Institute approved that Nova Macao’s offshore license became invalid under the order of Repeal of Legal Regime of the Offshore Services by Macao Special Administrative Region. Nova Macao was de-registrated and liquidated in January 2021 and its business was taken over by Nova HK.

On November 5, 2020, Nova LifeStyle, Inc. acquired Nova HK from unrelated third party at cost of $1,290 which was incorporated in Hong Kong on November 6, 2019. Nova HK took over Nova Macao’s business upon its deregistration. Nova HK had minimum operations in 2021. On February 15, 2022, the Company transferred its entire assets and business in Nova HK to Nova Malaysia. In February 2023, Nova HK was completed the process of de-registration and liquidation. Operations of Nova HK were reported as discontinued operations in the accompanying consolidated financial statements for all periods presented.

Our organizational structure as of the date of this prospectus is set forth in the diagram:

Our Products

We design and market modern residential and commercial furniture in diverse markets worldwide. Our products feature urban and contemporary styles, combining comfort and functionality in matching furniture collections and upscale luxury pieces appealing to lifestyle-conscious middle and upper middle-income consumers. Many of our products are segments of multi-component furniture collections in distinctive design styles, attractively priced in the medium and upper-medium ranges. Our product lines feature upholstered, wood and metal-based furniture pieces. We classify our products by room, designation or series, such as living room, dining room, bedroom and home office series, and by category or product types such as sofas, chairs, dining tables, beds, entertainment consoles, cabinets and cupboards. Our largest selling product categories for the year ended December 31, 2024 were sofas, beds and coffee tables, which accounted for approximately 50%, 13% and 8% of sales from continuing operations, respectively. For the year ended December 31, 2023, our largest selling product categories were sofas, beds and chairs, which accounted for approximately 37%, 18% and 13% of sales from continuing operations, respectively. Our products are manufactured primarily from medium-density fiberboard, or MDF board, and particleboard covered with veneers or lacquers and combined with other materials, including steel, glass, marble, leather, jade and fabrics.

Our product offerings consist of a mix of furnishings designed by us, and sourced from third party manufacturers that are supervised under our rigorous quality control processes. Through market research, customer feedback, and ongoing design development, we identify the latest trends and customer needs in target markets to develop new products, collections and brands. Our product collections are designed to appeal to consumer preferences in specific markets. We develop both individual furniture pieces and complete furniture collections that equip an entire home which feature matching furniture suites, providing convenient home furnishing options for lifestyle-conscious consumers.

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We introduce new collections and launch new design styles at international furniture exhibitions or trade fairs. Our products are displayed in our showrooms. We further support our new product launches with product brochures and online marketing campaigns. Our staff collects customer feedback and collaborates with customers worldwide to design store and showroom layouts. In marketing materials, we highlight matching furniture collections by displaying complete and fully accessorized whole-room settings instead of individual furniture pieces. We believe that such in-store presentations provide convenient, one-stop solutions to customers, and thus incentivize clients to purchase an entire room of furniture from us instead of shopping for individual pieces offered by different brands or manufacturers. Our products are mainly designed by our own designers and we also used independent designers in the past for product design. Customer orders are filled by third party manufacturers under our direct quality control. We believe that our products feature superior materials, attractive appearances, superb functionalities and satisfying price points generally desired by today’s middle to upper middle-income consumers worldwide.

International Markets

We have been selling products to the U.S., Canada, Honduras, Jamaica, Puerto Rico, Colombia, Mexico, Cayman Islands, Saudi Arabia, Kuwait, and Middle Eastern markets under the Diamond Sofa brand and selling our Jade Mats in Malaysia through Nova Malaysia. We believe that discretionary purchases of furniture by middle to upper middle-income consumers will continue to increase in the furniture markets worldwide. We also believe that furniture products that feature contemporary design styles such as ours will continue to attract significant customer demand.

In 2024, our products were sold in 11 countries worldwide, with North America as our principal international market. Sales to North America accounted for 97.4% and 79.1% of our total sales for 2024 and 2023, respectively. Sales to other regions accounted for 2.6% and 20.9% of our total sales for 2024 and 2023, respectively. In 2023, via our subsidiary, Nova Malaysia, we marketed and sold high-end physiotherapeutic jade mats for use in therapy clinics, hospitality, and real estate projects in Malaysia. Due to the negative impact caused by COVID-19 in 2021 and 2022, we eventually sold the entire jade mats inventory for $2.00 million in liquidation sales in June 2023 and existed from Jade Mats business. As we continue to broaden our distribution network, increase direct sales and grow in the emerging markets, we believe that we are well positioned to respond to changing market conditions that will allow us to take advantage of any upturns in the global and local economies of the markets that we serve.

Our expansion in Malaysia with health line products was disrupted due to COVID-19. Our initial plan was to establish showrooms in which consumers can interact with our products. Through research, we found that consumers were becoming more self-aware about their health and were willing to improve their lifestyles. Our showrooms were stocked and ready for local consumers to visit, however, due to government regulations these operations have been suspended until quarantines and travel restrictions are lifted. In October 2021, the Order was lifted for people who are fully vaccinated and our store has reopened since. We started the online sales of our jade mats products in Malaysia since 2021. In April 2022, Malaysia reopened the border for foreign visitors. In June 2023, everything is back to normal in Malaysia. Due to the negative impact caused by COVID-19 from 2020 to 2022, the Company eventually sold the entire jade mats inventory for $2.00 million in liquidation sales in June 2023 and existed from Jade Mats business.

The furniture wholesale business faces several risks that can impact its operations and profitability. Some common risks include: (i) Economic Instability: Fluctuations in the economy can affect consumer spending on furniture, leading to decreased demand for products; (ii) Competition: Intense competition from other wholesalers, retailers, and online platforms can impact market share and pricing strategies; (iii) Supply Chain Disruptions: Interruptions in the supply chain, such as delays in shipping or shortages of raw materials or finished products, can hinder production and delivery schedules; (iv) Changing Consumer Preferences: Shifts in consumer preferences towards sustainable, trendy, or customized furniture may require wholesalers to adapt their product offerings; (v) Seasonal Demand: The furniture industry often experiences seasonal peaks and troughs, which can impact cash flow and inventory management; (vi) Tariff and Regulatory Challenges: Increase of import tariff for furniture products and compliance with regulations related to product safety, environmental standards, and labor practices can add complexity and costs to operations.

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In order to mitigate these risks, we will continue to diversify our product range, build strong relationships with suppliers, closely monitor market trends and changes in tariffs and regulations, invest in technology for efficiency, and maintain a robust risk management strategy.

Our global logistics and delivery capabilities provide our customers with the flexibility to select from our extensive furniture collections to address their respective needs. We design and supply our products under our own brands. We also design and ship products for other major brands as their OEM designer or supplier. We offer a wide selection of stand-alone furniture pieces across a variety of product categories and approximately over 63 products developed exclusively for the international markets. We also sell products under the Diamond Sofa brand to distributors and retailers in North America, South America, Asia and Middle East and to end-user U.S. consumers our own online orders or through third-party shopping portals. Reflecting market demand, our research and development team works closely with customers to timely modify our existing product designs. We also offer custom-designed styles for specific market segments.

Sales and Marketing

Our sales and marketing strategies target middle and upper middle class, urban consumers, including: (1) direct sales to the U.S. and international customers; (2) internet sales and online marketing campaigns; and (3) participation in exhibitions and trade shows.

We diversify our customer base by increasing direct sales to a broad range of retailers and chain stores across the U.S. and international markets. We plan to continue to expand our direct sales and marketing efforts in North America, and in particular the U.S., which historically is the largest market worldwide for imported furniture. We intend to expand the “Diamond Sofa” brand and introduce new brands for direct sales in the U.S. and international markets while continuing to offer custom-made products under private label.

Diamond Bar also currently sells products under the Diamond Sofa brand in the U.S. through third party shopping portals, shipping orders received online directly to the end customer. We believe that our planned direct-to-consumer online sales and marketing strategies will increase our sales in the U.S. by building our brand awareness and acting as an effective advertising vehicle. We also support new product collections and brand launches with print and online advertising campaigns, participation in furniture exhibitions and by offering product brochures and samples. We provide samples and brochures of new products for international markets to distributors and buyers, as is common in the furniture industry.

We gain new customers by attending many international furniture trade shows throughout the years. During these events, we introduce new product offerings and launch new design collections. We believe this marketing process helps us to develop and detect the latest-trends in the marketplace, allowing us to better understand the challenges and opportunities facing distributors and buyers with whom we have long–standing customer relationships. We exhibit new products under the “Diamond Sofa” brand during the Las Vegas Market (U.S.) and the High Point Market (U.S.) trade shows. Internationally, we participate in trade fairs in collaboration with our customers. We plan to expand our business in the Middle East by attending several furniture exhibitions in those markets, such as trade show in Dubai. To highlight our latest design collections, we maintain year-round showrooms at the Company’s headquarters in California as well as the High Point Market and Las Vegas Market.

In 2023, via our subsidiary Nova Malaysia, we sold our entire high-end physiotherapeutic jade mats to an unrelated party and existed the jade mats business in Malaysia.

Suppliers and Manufacturers

We source finished goods from third-party manufacturers to fulfill orders placed by customers through Diamond Bar and Nova Malaysia for the U.S. and international markets. One of our principal suppliers of finished goods in 2024 accounted for approximately 16% of our total purchases from operations for 2024. By maintaining relationships with multiple suppliers, generally we benefit from a more stable supply chain and better pricing. Under ordinary circumstances, if a change of suppliers is necessary, we believe that we can quickly fulfill our requirements from other suppliers without interruptions in order fulfillment. We monitor our suppliers’ ability to meet our product needs and we participate in quality assurance activities to reinforce our high-quality standards. Our third-party manufacturing contracts are generally of annual or shorter term durations. We issue production orders to manufacturers based on individual purchase orders. Our manufacturing relationships are non-exclusive, and we are permitted to procure products from other sources at our discretion. None of our manufacturing contracts include production volume or purchase commitments on the part of either party. Our third-party manufacturers are responsible for sourcing raw materials, agreeing to produce parts and finished products to our specifications. We hold our suppliers to high quality standards and delivery deadlines. Our quality control procedures may extend to stringent requirements for raw material suppliers.

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Customers

Our target end customer is the middle and upper middle-income consumer of residential and commercial furniture. In the U.S. and international markets, our sales principally are to furniture distributors and retailers who in turn offer our products under their own brands or under our Diamond Sofa brand. No customer accounted for greater than 10% of our total sales in 2024 and one customer accounted for 18% of our total sales in 2023, respectively. We will increase direct sales to retailers and chain stores worldwide as we continue to diversify our customer base from global furniture distributors.

We are focusing on establishing and growing long-term relationships with our customers. We believe that the majority of our customers view us as a strategic long-term supplier and value the quality of our products, our timely delivery and design capabilities. We generally negotiate renewable supplier agreements with firm pricing on our products, typically for a term of one year, as is customary in the furniture industry, with individual orders made on standard purchase orders. In 2024, we sold products into approximately 11 countries worldwide, with North America as our principal international market, while we expanded our sales in other regions. Sales to North America accounted for 97.4% and 79.1% of our total sales from continuing operations for 2024 and 2023, respectively. The change was attributed principally to our changing sales and marketing strategy to focus on sales in the U.S. Sales to other regions accounted for 2.6% and 20.9% of our total sales from continuing operations for 2024 and 2023, respectively. We expect that a majority of our revenues will continue to come from our sales to the U.S. Diamond Bar has driven expansion of our sales to the U.S., Mexico, and South America through Diamond Bar’s longstanding customer relationships and distribution capabilities. Diamond Bar’s revenues accounted for 100.0% and 82.4% of our total sales for 2024 and 2023, respectively, and Nova Malaysia’s revenues accounted for 0.0% and 17.6% of our total sales for 2024 and 2023, respectively. In addition, we anticipate increasing internet sales under the Diamond Sofa brand through third-party shopping portals and Nova Malaysia’s website. We believe that as we expand our broad network of distributors and increase direct sales, we will be better positioned to capitalize on emerging market trends.

We typically used to experience stronger fourth calendar quarters as our product sales are subject to the seasonality and fluctuations typical of the furniture industry. This industry-based seasonality was generally caused by shipping lead-times to international markets combined with the real estate market slowdown and decrease in furniture consumption commonly experienced during the summer months in the Northern Hemisphere markets in which the majority of our customers are located and our products sell at retail. We believe that consumer demand for furniture generally reflects sensitivity to overall economic conditions, including, but not limited to, tariffs, unemployment rates, housing market conditions and consumer confidence.

Competition

The furniture industry is large and highly competitive. The industry consists of many manufacturers, distributors and retailers, none of which dominates the fragmented and diverse market. Our products principally compete in the U.S., Canada, Honduras, Jamica, Puerto Rico, Colombia, Mexico, Cayman Islands, Saudi Arabia, Kuwait and Malaysia and Middle Eastern markets. The primary competitive factors in these markets for our products and target consumers are price, quality, style, marketing, functionality and availability.

In the U.S. and international markets, we compete against other furniture distributors and wholesalers which are mostly located in China and other Southeast Asian countries. We also compete against traditional distributors in North America and Europe. We believe that we have significant competitive advantages over North American and European distributors due to our superb customer service and a history of prompt delivery of high-quality products. Our contemporary product designs have styles and functionality that are better than, or at least comparable to, those offered by our higher-priced competitors. Our design team closely coordinates with our sales and marketing staff to include customer feedback as part of their ongoing R&D improvement process, thus allows the Company to develop and timely modify products to meet the changing stylistic and functional demands from our worldwide customers. We believe that our decades of product experience and proven performance record offer competitive edges over many other suppliers. In addition to our design and logistical capabilities, we believe that our experience from sourcing custom-made products for distributors presents significant benefits to our customers.

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Trade and Tariff

On February 1, 2025, President Trump issued executive orders imposing a 25% tariff on products imported from Canada and Mexico (initially suspended for 30 days) and a 10% tariff on products imported from China, effective February 4, 2025. An additional 10% increase in the China tariffs became effective March 4, 2025. Tariffs on imports from Canada and Mexico became effective March 4, 2025, but were later subject to broad exemptions effective March 7, 2025. While previous tariffs on Chinese goods and modifications to trade agreements have resulted in a material impact on our business and where we purchase our finished products, these new tariffs or any additional actions, such as “reciprocal” tariffs on U.S. trading partners to address trade imbalances, could negatively impact our ability and the ability of our third-party vendors and suppliers to source products from foreign jurisdictions, which could lead to an increase in the cost of goods and adversely affect the Company’s profitability. Tariffs passed on to consumers through higher prices can also negatively impact consumer confidence and discretionary spending.

We continue to evaluate the impact of currently effective tariffs, including potential future retaliatory tariffs, as well as other recent changes in foreign trade policy and the U.S. Administration on our supply chain, costs, sales and profitability, and are working through strategies to mitigate such impact, including reviewing sourcing options and working with our vendors and merchants. At this time, it is unknown how long U.S. tariffs on Chinese goods will remain in effect or whether additional tariffs will be imposed. Depending upon their duration and implementation, as well as our ability to mitigate their impact, these changes in foreign trade policy and any recently enacted, proposed and future tariffs on products imported by us from China, as well as general uncertainty in the tariff environment, could negatively impact our business, results of operations and liquidity if they seriously disrupt the movement of products through our supply chain or increase their cost.

Environmental and Regulatory Matters

Our operations are subject to various laws and regulations both domestically and abroad. In the U.S., federal, state and local regulations impose standards on our workplace and our relationship with the environment. For example, the U.S. Environmental Protection Agency, Occupational Safety and Health Administration and other federal agencies have the authority to promulgate regulations that may impact our operations. In particular, we are subject to legislation placing restrictions on our generation, emission, treatment, storage and disposal of materials, substances and wastes. Such legislation includes: the Toxic Substances Control Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Safe Drinking Water Act; and the Comprehensive Environmental Response and the Compensation and Liability Act (also known as Superfund). We are also subject to the requirements of the Consumer Product Safety Commission and the Federal Trade Commission, in addition to regulations concerning employee health and safety matters. We believe the Company has complied with the relevant federal, state, local and international requirements for environmental protection.

Intellectual Property

We rely on the trademark protection laws in the U.S. to protect our intellectual property and maintain our competitive position in the marketplace. The Company and our subsidiaries currently hold two trademarks registered in the U.S. related to the “Diamond Sofa” brand. In addition, we have registered and maintained numerous internet domain names related to our business, including “novalifestyle.com”, “novaliving.com.my” and “diamondsofa.com.”

Summary of Risks

Our business is subject to a number of risks and uncertainties. These risks are discussed more fully in “Risk Factors” included elsewhere in this prospectus and in the section titled “Risk Factors” included in our 2024 Annual Report and other reports we filed with the SEC which are incorporated herein by reference. Before you make a decision to invest in our securities, you should carefully consider all of those risks including the following:

6

Risks Related to this Offering and Our Securities

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

●	There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

●	This is a reasonable-best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

●	We do not intend to apply for any listing of the Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Warrants.

●	The Warrants are speculative and dilutive in nature.

●	You may experience future dilution as a result of future equity offerings.

●	Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

●	This offering may cause the trading price of our common stock to decrease.

●	FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

Implications of Being a Smaller Reporting Company

We are a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Company Information

Our principal executive offices are located at 6565 E. Washington Blvd., Commerce, CA 90040. Our telephone number is (323) 888-9999 and our website address is www.novalifestyle.com. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus.

7

ABOUT THIS OFFERING

Securities we are offering

Up to 13,793,103 shares of Common Stock and 27,586,206 Warrants to purchase up to 27,586,206 shares of Common Stock (including up to 27,586,206 shares of Common Stock underlying Warrants), on a reasonable “best efforts” basis. Purchaser of each Offering Share will also receive two Warrants. The Offering Shares and accompanying Warrants are issued separately in this offering, but must initially be purchased together in this offering. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities to be Registered” in this prospectus.

Assumed offering price	For illustration purpose only and the assuming offering price of $0.58 per share, which is 50% of the last reported sale price for our Common Stock on Nasdaq on May 15, 2025.

Shares of common stock outstanding immediately before this offering	13,708,822 shares.

Shares of common stock outstanding immediately after this offering
27,501,926 shares, for illustration purpose only and assuming a closing price of US$0.58, based on the closing price of our Common Stock of US$1.16 on May 15, 2025, and the maximum offering amount of approximately $8.0 million and none of the Warrants issued in this offering are exercised.

Description of Warrants

The Warrants are exercisable immediately, have an exercise price equal to 120% of the Offering Price, and will expire five years after the date of issuance. Each Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of our outstanding shares of Common Stock after exercise, as such ownership percentage is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. This prospectus also relates to the offering of shares of Common Stock issuable upon exercise of the Warrants.

See “Description of Securities to be Registered —Warrants” below for more information. You should also read the form of Warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Use of proceeds	We intend to use the net proceeds of this offering to in connection with working capital, marketing expenditures, repayment of short-term debt and capital expenditures. See “Use of Proceeds”.

Risk Factors	See “Risk Factors” on page 9 of this prospectus, in the 2024 Annual Report and other information appearing elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our securities.

Lock-up	We, our directors, executive officers, employees or other recipients of Common Stock pursuant to an employee stock ownership plan or ESOP or other benefit plan, and holders of 5% or more than of the outstanding shares of our Common Stock have agreed, for a period of six (6) months from the closing date of the offering, not to (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company. See “Plan of Distribution”.

Nasdaq listing and symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “NVFY”.

Payment and settlement	We expect to hold the closing of the offering and deliver the securities comprising one Common Stock and two accompanying Warrants against payment on , 2025, with respect to Common Stock and accompanying Warrants sold at the closing. We will deliver all securities to be issued in connection with this offering delivery versus payment or receipt versus payment, as the case may be, upon receipt of investor funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.

The number of shares of common stock to be outstanding after this offering is based on 13,708,822 shares of our common stock outstanding as of May 15, 2025 and excludes, as of that date, the following:

●	shares of Common Stock underlying the Warrants to be issued in connection with this offering; and
●	3,000,000 shares of common stock reserved for future grants of equity-based awards under our equity incentive plan.

8

RISK FACTORS

Any investment in our securities is speculative and involves a high degree of risk. before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent 2024 Annual Report on Form 10-K, or any updates in our subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to This Offering and Our Securities

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, causing the price of our securities to decline and to repay loans. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

Our eligibility for listing on Nasdaq depends on our ability to comply with Nasdaq’s continued listing requirements.

On December 27, 2024, the Company received a letter from Nasdaq notifying the Company that, because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer meets the minimum bid price requirement for continued listing on Nasdaq under Nasdaq Marketplace Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). Although we regained compliance with the Minimum Bid Price Requirement, there can be no assurance that we will continue to satisfy those or any other continued listing requirement and maintain the listing of our common stock on Nasdaq.

If Nasdaq delists our common stock from trading on its exchange, we and our stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;
●	a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;
●	a limited amount of analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page of this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

9

We do not intend to apply for any listing of the Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Warrants.

We do not intend to apply for any listing of either of the Warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Warrants. Without an active market, the liquidity of the Warrants will be limited. Further, the existence of Warrants may act to reduce both the trading volume and the trading price of our common stock.

The Warrants are speculative and dilutive in nature.

The Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price, for a limited period of time. A holder of a Warrant may exercise the right to acquire a share of Common Stock and pay an exercise price equal to 120% of the last reported sale price for our Common Stock on Nasdaq on May 15, 2025, prior to the fifth anniversary of the original issuance date, upon which date any unexercised Warrants will expire and have no further value. Upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the Warrants is uncertain. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the Warrants, and, consequently, whether it will ever be profitable for investors to exercise their Warrants.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share of Common Stock in this offering. In the event that the outstanding options or warrants are exercised or settled, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share of Common Stock paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase securities in this offering. The price per share at which we sell additional shares of our common stock included in the Common Stock or securities convertible into common stock in future transactions, may be higher or lower than the combined offering price per share of Common Stock in this offering. As a result, purchasers of the Common Stock we sell, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

Sales of a substantial number of shares of our common stock could occur at any time. The issuance of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

This offering may cause the trading price of our common stock to decrease.

The offering price per share of Common Stock, together with the number of shares of common stock and accompanying Warrants we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering. After giving effect to the sale by us of 41,379,312 Common Stock (including Common Stock underlying Warrants) at an assumed offering price of $0.58 per share of Common Stock, which is at a 50% of the closing price of our Common Stock on the Nasdaq on May 15, 2025, and assuming no exercise of any Warrant, and after deducting the Placement Agent’s discounts and commissions and other offering expenses, our as adjusted net tangible book value as of March 31, 2025, would have been $13,910,894, or $0.51 per share. If you purchase shares of Common Stock and accompanying Warrants in this offering, you will suffer an immediate dilution of approximately $0.07 per share in pro forma net tangible book value, while our existing stockholders will incur an immediate increase in pro forma net tangible book value of $0.02 per share. This dilution reduces the ownership percentage of existing shareholders and may contribute to a decrease in the market price. See “Dilution” below for more information.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our Common Stock in this offering or result in downward pressure on the market price of our Common Stock, and our ability to raise capital in the future.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

10

Holders of the Warrants will have no rights as a common stockholder until they acquire our Common Stock.

Until holders of the Warrants acquire shares of our Common Stock upon exercise of the Warrants, the holders will have no rights with respect to shares of our Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

Provisions of the Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Warrants could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

A possible “short squeeze” due to a sudden increase in demand of our shares of Common Stock that largely exceeds supply may lead to price volatility in our shares of Common Stock.

Following this offering, investors may purchase our shares of Common Stock to hedge existing exposure in our shares of Common Stock or to speculate on the price of our shares of Common Stock. Speculation on the price of our shares of Common Stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Common Stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our shares of Common Stock for delivery to lenders of our shares of Common Stock. Those repurchases may in turn, dramatically increase the price of our shares of Common Stock until investors with short exposure are able to purchase additional shares of Common Stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our shares of Common Stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of Common Stock necessary to cover their short position the price of our Common Stock may decline.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our securities adversely, our stock price and trading volume could decline.

The trading market for our Common Stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

In making your investment decision, you should understand that we and the Placement Agent have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We and the Placement Agent have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on unauthorized information in making an investment decision.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims for breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including timely delivery of shares and indemnification for breach of contract.

11

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $7.4 million (assuming the sale of the maximum number of securities offered hereby), based upon an assumed offering price of $0.58 per share of Common Stock (which is 50% of the last reported sale price of the Common Stock on the Nasdaq on May 15, 2025), after deducting the estimated Placement Agent fees and estimated offering expenses payable by us and assuming no exercise of the Warrants.

We currently intend to use the net proceeds from this offering as follows: approximately $1.0 million for marketing expenditures; (ii) approximately $0.4 million for the repayment of short-term debt; (iii) approximately $4.0 million for capital expenditures and (iv) the remainder for working capital.

DIVIDEND POLICY

We do not currently have any plans to pay any cash dividends in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Even if our board of directors decides to pay dividends in the future, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2025 on:

●	an actual basis; and
●	on a pro forma adjusted basis to give effect the sale and issuance of 13,793,103 share of Common Stock being in this offering at an offering price of $0.58 per share of Common Stock, based on the closing price of our Common Stock of US$1.16 on May 15, 2025, after deducting the discounts and commissions and estimated offering expenses payable by us to the Placement Agent.

The unaudited as adjusted information below is prepared for illustrative purposes only and our capitalization following the completion of this offering will be adjusted based on the actual offering price and other terms of this offering determined at pricing. You should read the information in this table together with our audited financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes in the Company’s 2024 Annual Report and Quarterly Report on Form 10-Q for the fiscal three months ended March 31, 2025, incorporated herein by reference.

	As of March 31, 2025
	Actual	Pro Forma
Cash and cash equivalents	$147,300	7,483,555

Debt:
Current portion of long-term loan payables	177,115	380,615
Long-term loan payables	207,412	207,412
Total debt	384,527	588,027
Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized and 13,708,822 shares issued and outstanding; 250,000,000 shares authorized, and 27,501,926 shares issued and outstanding, pro forma	13,709	27,502
Additional paid-in capital	56,572,145	63,694,607
Accumulated deficits	(50,330,386)	(50,330,386)
Accumulated other comprehensive income	519,171	519,171
Total stockholders’ equity	6,774,639	13,910,894
Total capitalization	$7,159,166	14,498,921

Each $0.10 increase (decrease) in the offering price of $0.58 per share of Common Stock and assuming no exercise of any Warrants, would increase (decrease) each of cash and cash equivalents, additional paid-in capital and total stockholders’ equity by approximately $2.54 million, assuming the number of Common Stock offered, as set forth on the cover page of this prospectus, remains the same, and after deducting the Placement Agent’s discounts and commissions and other offering expenses. Similarly, each increase (decrease) of 10 million shares in the number of shares of Common Stock offered would increase (decrease) cash and cash equivalents, additional paid-in capital and total stockholders’ equity by approximately $10.67 million, assuming the assumed public offering price remains the same, and after deducting the Placement Agent’s discounts and commissions and other offering expenses. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The above discussion is based on 13,708,822 shares of our common stock outstanding as of May 15, 2025 and excludes, as of that date, the following:

●	27,586,206 shares of common stock underlying the Warrants to be issued in connection with this offering; and
●	3,000,000 shares of common stock reserved for future grants of equity-based awards under our equity incentive plan.

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Dilution

If you purchase our securities in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per Common Stock you will pay in this offering and the as adjusted net tangible book value per share of our Common Stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding.

As of March 31, 2025, our net tangible book value was $6,774,639, or $0.49 per share of common stock.

After giving effect to the sale by us of 41,379,312 Common Stock (including Common Stock underlying Warrants) at an assumed offering price of $0.58 per share of Common Stock, which is at a 50% of the closing price of our Common Stock on the Nasdaq on May 15, 2025, and assuming no exercise of any Warrant, and after deducting the Placement Agent’s discounts and commissions and other offering expenses, our as adjusted net tangible book value as of March 31, 2025, would have been $13,910,894, or $0.51 per share. This represents an immediate increase in pro forma net tangible book value of $0.02 per share to our existing stockholders, and an immediate dilution of approximately $0.07 per share to purchasers of shares in this offering, as illustrated in the following table:

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share of Common stock	$0.58
Net tangible book value per share as of March 31, 2025	0.49
Increase in net tangible book value per share to the existing stockholders attributable to this offering	0.02
Pro forma net tangible book value per share after giving effect to this offering	0.51
Dilution in net tangible book value per share to new investors	0.07

The following tables set forth, as of March 31, 2025, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by the existing holders of our common stock and the price to be paid by new investors at the public offering price.

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing stockholders	13,708,822	49.8%	56,585,854	87.6%	4.13
Investors purchasing Common Stock in this offering	13,793,103	50.2%	8,000,000	12.4%	0.58
Total	27,501,925	100%	64,585,854	100%	4.71

The above discussion is based on 13,708,822 shares of our common stock outstanding as of May 15, 2025 and excludes, as of that date, the following:

●	27,586,206 shares of common stock underlying the Warrants to be issued in connection with this offering; and
●	3,000,000 shares of common stock reserved for future grants of equity-based awards under our equity incentive plan.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of May 15, 2025, regarding beneficial ownership of our common stock by:

●	each of our directors and executive officers;
●	all directors and executive officers as a group; and
●	each person, or group of affiliated persons, known by us to beneficially own five percent or more of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options or warrants that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o 6565 E. Washington Blvd. Commerce, CA 90040.

Name and address of beneficial owner	Shares beneficially owned prior to offering	Percentage owned prior to offering(1)	Percentage owned after offering(2)
Executive Officers and Directors:
Xiaohua Lu	—	—	—
Jeffery Chuang	—	—
Thanh H. Lam	11,857	0.086%	0.04%
Ming-Cherng Sky Tsai	—	—
Huy (Charlie) La	485	0.004	0.002%
Umesh Patel	—	—
Directors and Officers as a group (seven persons)	12,342	0.090%	0.042%
5% Shareholders:
Chialing Enterprise	1,269,231	9.258%	4.407%
Flyguy Resources SDN BHD	1,246,154	9.090%	4.326%
Huge Energy International Limited	1,434,000	10.460%	4.979%
Macro It Solutions SDN BHD	1,251,923	9.132%	4.346%
Twenty Nine Business Solutions	1,142,308	8.333%	3.966%
	6,343,616	46.273%	22.024%

(1)	Based on 13,708,822 shares of common stock outstanding as of May 15, 2025.
(2)	Assuming a closing price of US$0.58, based on the closing price of our Common Stock of US$1.16 on May 15, 2025, and the maximum offering amount of approximately $8.0 million and none of the Warrants issued in this offering are exercised.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

13

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of the material terms of our securities are not complete and are subject to and qualified in its entirety by reference to and the provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, copies of which are filed as exhibits to our Quarterly Report on Form 10-Q for the three months ended March 31, 2025 filed with SEC on May 15, 2025, certificate of amendment to Articles of incorporation, certificate of change to the Articles of Incorporation and Amendment to the Amended and Restated Bylaws and the applicable provisions of the Nevada Revised Statute, copies of which are filed as exhibits to our current report on Form 8-K on November 10, 2009, June 30, 2011, February 28, 2018, December 20, 2019, May 23, 2023, September 6, 2023, and forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Our amended and restated Articles of Incorporation authorizes us to issue up to 250,000,000 shares of common stock. As of the date of this prospectus, we have 13,708,822 shares of common stock issued and outstanding immediately. Our Common Stock is currently traded on The NASDAQ Stock Market LLC under the symbol “NVFY”. The transfer agent and registrar for our common stock is Issuer Direct Corporation.

Common Stock

Shares of our Common Stock have the following rights, preferences and privileges:

Voting. Each holder of Common Stock is entitled to one vote per share of Common Stock held on all matters submitted to a vote of shareholders. Any action at a meeting at which quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends. Holders of our Common Stock are entitled to receive rateably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth.

Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our Common Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the Common Stock, if any, have received their liquidation preferences in full.

Other. All issued and outstanding shares of Common Stock are fully paid and nonassessable. The shares of our Common Stock that may be offered for resale, from time to time, under this prospectus will be fully paid and nonassessable.

Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions in the form of Warrant, which is filed as an exhibit to this registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

The Warrants issued in this offering entitle the registered holders to purchase Common Stock at a price equal to $0.63 per share (which shall be equal to 120% of the offering price), subject to adjustments as discussed below, immediately following the issuance of such Warrants and terminating at 5:00 p.m., New York City time, five years after the original issuance date.

Exercisability. The warrants are exercisable upon issuance and will expire on the date that is five years after their initial exercise date. The warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise discussed below). The holder of warrants does not have the right to exercise any portion of the warrant if the holder would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. This percentage may, however, be raised or lowered to an amount not to exceed 9.99% at the option of the holder upon at least 61 days’ prior notice from the holder to us.

Exercise Price. The exercise price per share of Common Stock issuable upon exercise of the Warrants is equal to 120% of the offering price, and is subject to adjustments for stock splits, reclassifications, subdivisions, and other similar transactions. In addition to the exercise price per share of Common Stock, and other applicable charges and taxes are due and payable upon exercise. Subject to certain exemptions outlined in the Warrant, at any time while this Warrant is outstanding: (i) pays a dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of the Company, then in each case the exercise price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate exercise price of this Warrant shall remain unchanged.

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Transferability. The Warrants are not listed on any stock exchange. Without an active trading market, the liquidity of the Warrants will be limited. We intend to have the Warrants issued in registered form. Subject to applicable laws, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to the Company, together with the appropriate instruments of transfer.

Adjustments; Fundamental Transactions. The exercise price and the number of shares underlying the Warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our shares of Common Stock, stock combinations or similar events affecting our shares of Common Stock. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our shares of Common Stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of Common Stock (each, a Fundamental Transaction), then following such Fundamental Transaction the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such Fundamental Transaction. Any successor to us or surviving entity will assume the obligations under the Warrants.

Rights as Stockholder. Except by virtue of such holder’s ownership of our Common Stock, the holder of a Warrant does not have rights or privileges of a stockholder, including any voting rights, until the holder exercises such Warrant.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, the number of shares of common stock to be issued will be rounded up to the nearest whole number.

Nevada Anti-Takeover Provisions

As a Nevada corporation, we are also subject to certain provisions of the Nevada Revised Statutes (the “NRS”) that have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so. The NRS provides that specified persons who, with or through their affiliates or associates, own, or affiliates and associates of the subject corporation at any time within two years own or did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of two years after the date on which the person became an interested stockholder, unless the combination meets all of the requirements of the articles of incorporation of the company, and: (i) the combination or transaction by which such person first became an interested stockholder was approved by the board of directors before they first became an interested stockholder; or (ii) such combination is approved by: (x) the board of directors; and (y) at an annual or special meeting of the stockholders (not by written consent), the affirmative vote of stockholders representing at least 60% of the outstanding voting power not beneficially owned by such interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders.

Executive Compensation

Information relating to executive compensation disclosure is set forth under “Executive Compensation” in the definitive Proxy Statement for the 2024 Annual Meeting of Stockholders was filed with the SEC on April 19, 2025 and shall be incorporated herein by reference.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Issuer Direct Corporation.

Listing

Shares of our common stock are quoted on The Nasdaq Capital Market under the symbol “NVFY”.

15

Plan of distribution

Placement Agency Agreement

We have entered into a Placement Agency Agreement with American Trust Investment Services, Inc., LLC to which ATIS will act as our exclusive placement agent in connection with this offering. The Placement Agency Agreement has been included as an exhibit to the registration statement of which this prospectus forms a part.

The Placement Agent is not purchasing any securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but the Placement Agent has agreed to use its best efforts to arrange for the direct sale of the securities in this offering pursuant to this prospectus. There is no requirement that any minimum number of securities be sold in this offering and there can be no assurance that we will sell all or any of the securities being offered pursuant to this prospectus. The Placement Agent may engage sub-agents or selected dealers to assist with this offering.

We will enter into a securities purchase agreement (“Securities Purchase Agreement”) directly with each investor in connection with this offering and we may not sell the entire amount, or any amount, of securities offered pursuant to this prospectus. Furthermore, pursuant to the Placement Agency Agreement, the Placement Agent’s obligations are subject to customary conditions, representations and warranties contained in the Placement Agency Agreement, such as receipt by the Placement Agent of officers’ certificates, comfort letters and legal opinions.

The Placement Agent is offering the share of Common Stock and accompanying Warrants subject to its acceptance of the share of Common Stock and accompanying Warrants from us and subject to prior sale. The Placement Agency Agreement provides that this offering is subject to the approval of certain legal matters by their counsel and to certain other conditions. We expect to deliver the Common Stock and accompanying Warrants being offered pursuant to this prospectus at the closing on or around      , 2025.

We have also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement.

In connection with this offering, the Placement Agent may distribute this prospectus electronically.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common stock and warrants by the Placement Agent. Under these rules and regulations, the Placement Agent: (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed their participation in the distribution.

Commission and Fees

In consideration for these placement agent services, we have agreed to pay the Placement Agent upon the closing of this offering a cash fee equal to 7% of the aggregate purchase price of the Common Stock sold under this prospectus, as well as a 1.0% non-accountable expense allowance. We have also agreed to pay or reimburse the Placement Agent for certain of their expenses, including “roadshow”, diligence, and reasonable legal fees and disbursements, in an amount not to exceed $150,000 in the aggregate.

The following table shows the per share of Common Stock and total placement agent fees we will pay to the Placement Agent in connection with the sale of Common Stock and accompanying Warrants offered pursuant to this prospectus assuming the purchase of all of the Common Stock and accompanying Warrants initially offered hereby:

	Per share of Common Stock	Total
Aggregate Offering Price of Common Stock(1)	$0.58	$8,000,000
Placement Agent fees(2)	$0.04	$560,000
Proceeds to us, before expenses	$0.49	$7,440,000

(1)

For illustration purpose only and assuming an offering price of $0.58 per share, based on the closing price of our Common Stock of US$1.16 on May 15, 2025, and maximum offering amount of approximately $8,000,000.

(2)	We have agreed to pay the Placement Agent a commission equal to 7% of the gross proceeds of this offering. We have also agreed to provide the Placement Agent a non-accountable expense allowance equal to 1% of the gross proceeds of this offering and out-of-pocket expenses up to a maximum of 150,000.

Because there is no minimum offering amount in this offering, the actual total placement Agent fees are not presently determinable and may be substantially less than the maximum amount set forth above.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees, will be approximately $223,745, which include reimbursement of out-of-pocket expenses to the Placement Agent, legal and printing costs and various other fees. At the closing, our transfer agent will credit the Common Stock to the respective accounts of the purchasers. We will mail the Warrants directly to the purchasers at their respective addresses set forth in the Securities Purchase Agreement.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement and the Securities Purchase Agreement. Copies of the each will be included, as exhibits to the registration statement to which this prospectus relates.

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Right of First Refusal

We have agreed, provided that this offering is completed, that until six (6) months after the closing of this offering, the placement agent will have a right of first refusal to act as sole placement agent for any and all future public or private equity, or private equity, equity-linked or debt (excluding commercial bank debt) offerings during such six-(6) month period of the Company.

Tail Financing

The placement agent shall be entitled to a cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of any public or private offering or other financing or capital-raising transaction of any kind (each, a “Tail Financing”) to the extent that such financing or capital is provided to the Company by parties contracted by the placement agent directly or indirectly, and such Tail Financing is consummated within six months after the expiration or termination (other than for cause in accordance with FINRA Rule 5110(g)(5)(B)) of the placement agency agreement. The term of the placement agency agreement will be up to the date of the consummation of the closing of the offering unless mutually extended in writing.

Rule 144

Shares of common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, as well as shares held by our current stockholders, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any person who is or has been our affiliate during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell a number of shares that does not exceed the greater of: (i) 1% of the number of shares of common stock then outstanding, or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Lock-Up Agreements

The Company, our directors, executive officers, employees or other recipients of Common Stock pursuant to an employee incentive plan or other benefit plan and each holder of our Common Stock and Common Stock Equivalents holding, on a fully diluted basis, 5% or more of the Company’s issued and outstanding Common Stock have agreed, subject to certain exceptions, to a “lock-up” period until 180 days with respect to the common stock that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that until November          , 2025 such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Placement Agent.

The Placement Agent has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general. We have agreed that, without the prior written consent of the Placement Agent and subject to certain exceptions, we will not, during the period ending 180 days after the date of this prospectus, (i) issue, offer, pledge, sell, contract to sell, offer or issue, contract to purchase or grant any option, right or warrant to purchase, or otherwise dispose of, any common stock or any securities convertible into or exercisable or exchangeable for such common stock or enter into a transaction which would have the same effect; (ii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or (iii) file any registration statement with the SEC relating to the offering of any common stock or any securities convertible into or exercisable or exchangeable for common stock, in each case regardless of whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

Each of our directors and executive officers and current principal stockholders have agreed that, without the prior written consent of the Placement Agent and subject to certain exceptions, it will not, during the period ending 90 days after the date of this prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any common stock or any securities convertible into or exercisable or exchangeable for such common stock, (ii) enter into a transaction which would have the same effect or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or any of our securities that are substantially similar to the common stock or any options or warrants to purchase any of the common stock or any securities convertible into, exchangeable for or that represent the right to receive the common stock, whether now owned or hereinafter acquired, owned directly by it or with respect to which it has beneficial ownership within the rules and regulations of the SEC, whether any of these transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise or (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement.

The restrictions described in the preceding paragraph are subject to certain exceptions, including the transfer of shares as a bona fide gift or through will of intestacy.

Listing and Transfer Agent

Our common stock is listed on the Nasdaq under the symbol “NVFY”. The transfer agent for our common stock is Issuer Direct Corporation.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Common Stock and accompanying Warrants or the possession, circulation or distribution of this prospectus or any other material relating to us or the common stock in any jurisdiction where action for that purpose is required. Accordingly, the securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other material or advertisements in connection with the common stock be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the public offering of the Common Stock and accompanying Warrants in the United States, the Placement Agent may, subject to applicable foreign laws, also offer the Common Stock and accompanying Warrants in certain countries.

The warrants will not be listed on any exchange and we do not expect any market for the warrants to develop. We do not intend to apply for listing the warrants on any securities exchange or nationally recognized trading system, and we do not expect a market to develop for warrants.

17

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	Our definitive proxy statement filed pursuant to Regulation 14A with the SEC on April 23, 2025 and April 25, 2025;

●	Our current report on Form 8-K filed with the SEC on April 23, 2025;

●	Our Quarterly Report on Form 10-Q filed with SEC on May 15, 2025;

●	Our current report on Form 8-K filed with the SEC on May 27, 2025;

●	Our current report on Form 8-K filed with the SEC on May 28, 2025;

●	Our current report on Form 8-K filed with the SEC on June 10, 2025; and

●	Our current report on Form 8-K filed with the SEC on June 25, 2025; and

●	All documents that we file with the SEC after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement and documents that we may file on or after the effective time of this registration statement) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the sale of all the securities registered hereunder or the termination of the registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide to each person, including any beneficial owner, who receives a copy of this prospectus, upon written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated by reference in this prospectus, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into this prospectus. You should direct your requests to the attention of our chief financial officer at our principal executive office located at 6565 E. Washington Blvd., Commerce, CA 90040. Our telephone number at this address is (323) 888-9999.

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

LEGAL MATTERS

The validity of the shares of common stock and accompanying warrants offered hereby will be passed upon for us by                and DeMint Law, PLLC has represented the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements as of December 31, 2024, incorporated by reference into this prospectus from our 2024 Annual Report, have been incorporated in reliance upon the reports of Enrome LLP, our independent registered public accounting firm since September 24, 2024, and WWC, P.C., our independent registered public accounting firm between October 6, 2022 and September 24, 2024, given on the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the Common Stock (including Common Stock underlying Warrants) being offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the Common Stock and accompanying Warrants offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus. Additionally, these periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Up to $8,000,000 of Common Stock

up to $19,200,000 shares of Common Stock underlying the Warrants

Each Share of Common Stock and Two Warrants are Sold Together, Issued Separately

Prospectus

___________, 2025

American Trust Investment Services, Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, excluding discounts and commissions of the Placement Agent, all of which will be paid by us. All amounts are estimated except the SEC registration fee.

Amount
SEC registration fee	$4,165
FINRA filing fee	4,580
Printing and EDGAR expenses	25,000
Legal fees and expenses	150,000
Accounting fees and expenses	40,000
Total	223,745

Item 14. Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, shareholders of our Company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Our Articles of Incorporation and Amended and Restated Bylaws provide, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe that such person’s conduct was unlawful. The Company also maintains an insurance policy to assist in funding indemnification of directors and officers for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

Except as set forth below, in the three years preceding the filing of this registration statement, the registrant has not issued any securities that were not registered under the Securities Act:

On March 13, 2025, the Company entered into a Securities Purchase Agreement with Huge Energy International Limited, pursuant to which the Company agreed to sell to the Purchaser in a private placement 500,000 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $0.40 per share for an aggregate price of $200,000. The Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

II-1

On February 10, 2025, the Company entered into a Securities Purchase Agreement with Huge Energy International Limited, pursuant to which the Company agreed to sell to the Purchaser in a private placement 250,000 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $0.60 per share for an aggregate price of $150,000. The Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On January 6, 2025, the Company entered into a Securities Purchase Agreement with Huge Energy International Limited, pursuant to which the Company agreed to sell to the Purchaser in a private placement 500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a purchase price of $0.40 per share for an aggregate price of $200,000. The Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On October 25, 2024, the Company entered into a Securities Purchase Agreement with Huge Energy International Limited, pursuant to which the Company agreed to sell to the Purchaser in a private placement 125,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a purchase price of $1.20 per share for an aggregate price of $150,000. The Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

On May 16, 2024, the Company entered into a Securities Purchase Agreement with certain purchaser identified on the signature page thereto, pursuant to which the Company agreed to sell to the Purchaser in a private placement 200,000 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $2.00 per share for an aggregate price of $400,000. The Private Placement will be completed pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

Item 16. Exhibits

Exhibit No.	Description
1.1***	Placement Agent Agreement by and between Nova LifeStyle Inc. and American Trust Investment Services, Inc., LLC, dated April 1, 2025
3.1	Articles of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-163019) filed on November 10, 2009)
3.2	Amended and Restated Bylaws (Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
3.3	Certificate of Amendment to Articles of Incorporation filed with the Secretary of the State of Nevada on December 15, 2009, and effective as of September 9, 2009 (Incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 333-163019) filed on June 30, 2011)
5.1**	Opinion of Issuer Counsel
10.1***	Form of Securities Purchase Agreement
10.2***	Form Warrant
21.1***	Subsidiaries of the Registrant
23.1*	Consent of WWC, P.C.
23.2*	Consent of Enrome LLP
23.3**	Consent of Issuer Counsel (included in Exhibit 5.1)
24.1***	Power of Attorney (included on the Signature Page)
107*	Filing Fee Table

* Filed herewith.

** To be filed in subsequence amendments.

***Previously filed.

Item 17. Undertakings

The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California on June 27, 2025.

NOVA LIFESTYLE, INC.

By:	/s/ Xiaohua Lu
Xiaohua Lu
Chief Executive Officer, President and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Xiaohua Lu as attorney-in-fact and agent, with full power of substitution and re-substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this registration statement and any registration statements filed by the registrant pursuant to Rule 462 of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Xiaohua Lu	June 27, 2025	Chief Executive Officer, President and Director
Xiaohua Lu		(Principal Executive Officer)

/s/ Jeffery Chuang*	June 27, 2025	Chief Financial Officer
Jeffery Chuang		(Principal Financial and Accounting Officer)

/s/ Thanh H. Lam *	June 27, 2025	Director and Chairperson
Thanh H. Lam

/s/ Umesh Patel*	June 27, 2025	Director
Umesh Patel

/s/ Ming-Cherng Sky Tsai*	June 27, 2025	Director
Ming-Cherng Sky Tsai

/s/ Huy P. La*	June 27, 2025	Director
Huy P. La

* By:	/s/ Xiaohua Lu

Xiaohua Lu, Attorney & Agent In Fact (pursuant to the power of attorney included on the signature page of the registration statement filed on June 27, 2025)

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